Exhibit 1.1
AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT
April [●], 2024
[PLACEMENT AGENT]
[ADDRESS LINE 1]
[ADDRESS LINE 2]

Ladies and Gentlemen:
Ellington Residential Mortgage REIT, a Maryland real estate investment trust, (the “Company”), Ellington Residential Mortgage Management LLC, a Delaware limited liability company and the Company’s external manager (the “Manager”), and [PLACEMENT AGENT] (the “Placement Agent”) are parties to that certain Equity Distribution Agreement dated as of November 14, 2023 (the “Original Agreement”) All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties hereto, intending to be legally bound, hereby agree as follows:
1. Amendments to the Original Agreement. The Original Agreement is amended as follows:
A. The representation in Section 5(a)(22) of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“Accurate Tax Disclosure. The statements included in Exhibit 99.5 to the Company’s Current Report on Form 8-K filed with the Commission on April 1, 2024 under the heading “Material U.S. Federal Income Tax Considerations,” and included in Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 1, 2024 and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Commission on March 12, 2024 under the heading “Item 1A. Risk Factors-U.S. Federal Income Tax Risks”, insofar as such statements constitute summaries of legal matters, agreements or documents discussed therein are correct in all material respects and fairly summarize such legal matters, agreements or documents.”.
B. The representation in Section 5(a)(29) of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“Real Estate Investment Trust Status. Commencing with its short taxable year ended December 31, 2013 through its taxable year ended December 31, 2023, the Company was organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (the “Code”), and the Company’s method of operation in its taxable year started January 1, 2024 will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code with respect to the Company’s taxable year ended December 31, 2023.”.
C. The covenant in Section 7(p)(y) of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“if and as agreed upon by the parties hereto, a written opinion of Hunton Andrews Kurth LLP, tax counsel to the Company (“Company Tax Counsel”), and”.
D. The covenant in Section 7(t) of the Original Agreement is hereby deleted and replaced in its entirety with the following:
“Real Estate Investment Trust. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 2023.”.
E. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement, as amended by this Amendment No. 1 to the Original Agreement; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 12(a) of the Original Agreement shall continue to refer to the time of execution of the Original Agreement.
2. No Other Amendments. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.
3. Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
4. Counterparts. This Amendment No. 1 to the Original Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile or email transmission.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agent, the Company and the Manager in accordance with its terms.

Very truly yours,
ELLINGTON RESIDENTIAL MORTGAGE REIT

By:
Name:
Title:

ELLINGTON RESIDENTIAL MORTGAGE MANAGEMENT LLC
By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
[PLACEMENT AGENT]
By:
Name:
Title:

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]